UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 10, 2012

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-16317	95-4079863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3700 BUFFALO SPEEDWAY, SUITE 960

HOUSTON, TEXAS 77098

(Address of principal executive offices)

(713) 960-1901

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

As of April 1, 2012, Contango Oil & Gas Company (the “Company”) entered into an advisory agreement (the “Agreement”) with Juneau Exploration, L.P. (“JEX”). Pursuant to the Agreement, JEX will direct the operations of the Company, including drilling, completions, production and accounting. JEX will also continue to generate offshore and onshore prospects for the Company. Under the terms of the Agreement, the Company will pay JEX a monthly fee of $167,000 and success fees equal to one percent (1%) of the cash profit earned by Contaro Company, and from time to time will grant JEX and the employees of JEX overriding royalty interests and carried interests in oil and gas exploration prospects generated by JEX.

A copy of the Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Agreement, the Board of Directors of the Company increased the size of the Board by one and appointed John B. Juneau as a director to serve on the Company’s Board of Directors. The appointment was effective as of April 1, 2012, and Mr. Juneau will serve until the next election of members of the Board of Directors at the Company’s annual shareholder meeting and until his successor is elected and qualified. The Board of Directors does not expect at this time that it will appoint Mr. Juneau to any committees of the Board.

The Agreement provides that Mr. Juneau will serve of the Board of Directors of the Company and the board of directors of any subsidiary of the Company, including Exaro Energy III, LLC, for so long as Contaro Company holds a membership interest in Exaro Energy III, LLC. Mr. Juneau will receive compensation for services as a director in accordance with the Company’s standard compensation arrangements for non-employee directors.

Mr. Juneau is the sole manager of the general partner of JEX. Except as provided in the Agreement, there is no transaction to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Juneau, or members of his immediate family, had or will have a direct or indirect material interest.

A copy of the press release relating to the Agreement and Mr. Juneau’s appointment as director is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Document
10.1	Advisory Agreement between Contango Oil & Gas Company and Juneau Exploration, L.P., dated as of April 1, 2012

99.1	Press Release dated April 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO ORE, INC.

Date: April 11, 2012	By:	/s/ KENNETH R. PEAK
Kenneth R. Peak
Chairman and Chief Executive Officer